EXHIBIT 10(a)

                               WHOLESALE AGREEMENT

         THIS AGREEMENT, made this 28 day of September 1995, between MONSANTO PUERTO RICO A DIVISION OF SEARLE & CO. ("MONSANTO") a division of Searle Company, and MARGO NURSERY FARMS INC., ("MARGO").

         WHEREAS, MONSANTO is the distributor and seller and has, for various years promoted, marketed and sold the Solaris product line including Roundup, Ortho and Greensweep (hereinafter the "Products"), directly or through others, having thus developed the good name, goodwill, and acceptance of the Products in the United States, the Commonwealth of Puerto Rico, the United States Virgin Islands, the Caribbean and other countries.

         WHEREAS, MARGO recognizes that MONSANTO has had, and will continue to have, at its effective charge the distribution, promotion and marketing of the Products in the Territory.

         WHEREAS, it is not the intention of MONSANTO to grant MARGO the distribution, promotion and marketing of the Products in the Territory.

         WHEREAS, MARGO desires to become a wholesaler of the Products and MONSANTO wishes to appoint MARGO as one of its wholesalers for the Products, subject to the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the covenants contained in this Agreement, it is mutually agreed as follows:

         1.       DESIGNATION.

                  MONSANTO hereby designates MARGO as one of its wholesalers for the Products in the Commonwealth of Puerto Rico, St. Thomas, St. John, St. Croix, Grenada, Tortola, Virgen Gorda,


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Anegada, Jost Van Dyke Island, Cooper Island, Guana Island, Great Camenoe
Island, Beek Island, Peter Island, Salt Island, Mosquito Island, Necker Island, Prickly Pear Island, Norman Island, Finger Island, Aruba, Bonaire, Curacao, Saint Maarten, Saint Estatius, Saba, Monserrat, St. Kitts, Nevis, Anguilla, Antigua, St. Lucia, Grand Cayman Island, Little Cayman, Cayman Brac, Turks and Caicos Islands, St. Vincent & the Grenadines and Dominica (hereinafter the "Territory"). MARGO recognizes that MONSANTO sells the Products within the Territory directly and though other wholesalers.

         2.       PROHIBITION AGAINST DIVERSION OF PRODUCTS.

                  Any efforts by MARGO to knowingly divest, sell or cause the diversion or the sale of the Products outside the Territory, without the written authorization of MONSANTO, will be a breach of this Agreement and will cause this Agreement to be terminated forthwith at MONSANTO's option.

         3.       TERM.

                  ORIGINAL TERM. The term of this Agreement shall be three (3) years from the date herewith. Following the initial term of this Agreement, it shall renew automatically in two (2) year periods. This Agreement may be terminated by either party, at its option, at the end of the initial term or at the end of any renewal period by giving at least six (6) months written notice.

         4.       PRICING.

                  MONSANTO will sell to MARGO the Products at the prices set forth in the price list annexed hereto. MONSANTO agrees not to sell the products to other wholesalers in the Territory at a price less that those charged to MARGO. Excise, sales taxes and other governmental charges will be added where applicable. MONSANTO


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reserves the right to change its prices, at any time, after giving at least sixty (60) days written notice to MARGO.

         5.       CREDIT AND PAYMENT.

                  TERMS WILL BE NET 60 DAYS. MARGO agrees to pay a late payment charge of prime plus 3 per annum (based on the prime rate published in the WALL STREET JOURNAL in effect at the due date) on the unpaid past due principal balance.

         6.       ACCEPTANCE OF ORDERS.

                  All orders for the Products will be subject to product availability from MONSANTO. The order may be refused by MONSANTO in the event that MARGO has not complied with the payment terms and has past due invoices. MONSANTO shall have no obligation or liability to MARGO, or any other party, for refusal to accept any order for the above reasons, provided no other wholesaler in the Territory receives priority treatment for products available.

         7.       RELATIONSHIP.

                  The relationship between MONSANTO and MARGO is that of a vendor and vendee. MARGO shall not be deemed to be an agent or representative of MONSANTO. MARGO shall have no authority, whether express or implied, to assume or create any obligation on behalf of MONSANTO. MARGO acknowledges that it is not a sales representative or a distributor of MONSANTO. The parties further acknowledge that their intention when entering into this Agreement was that MARGO would not be a distributor under the Puerto Rico Dealer's Act, Act No. 75 of June 24, 1964, as amended, 10 L.P.R.A. ss.278, et seq. (hereinafter "Act 75") nor a sales representative under the Puerto Rico Sales Representative's Act, Act No. 21 of December 5, 1990, 10 L.P.R.A. ss.279, et seq. (hereinafter "Act 21").

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         8.       LIABILITY AND INDEMNIFICATION.

                  a. MONSANTO warrants to MARGO that the Products conform to the applicable MONSANTO product label. EXCEPT AS STATED ON SUCH LABEL, MONSANTO MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED (INCLUDING MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.) Margo is not authorized and shall not hold itself out as authorized to make on behalf of MONSANTO any oral or written warranty or representation regarding material furnished to MARGO by MONSANTO.

                  b. MARGO shall not relabel any of the Products. MARGO shall not sell or offer for sale any Product that, to Margo's knowledge, has been diluted, contaminated, adulterated or substituted or for which the indicated measure or any other information on the label is false, misleading or inadequate, within the specific knowledge of MARGO.

                  c. MONSANTO hereby agrees to defend, indemnify and hold harmless MARGO and any employee, officer or director of MARGO, from any and all claims, liabilities, judgments, settlements, lawsuits, damages, expenses, attorneys' fees and other costs arising out of or otherwise attributable to a failure or alleged failure of the Products to conform with the statements on the Products' label, product liability claims related to the Products or their use including, but not limited to, claims based on negligent design or manufacture or failure to properly warn) and from and against all costs, attorneys fees, expenses and liabilities incurred in the defense of any such claims, actions or proceedings brought thereon UNLESS such claim was caused by MARGO's negligence, willful misconduct, misuse, relabeling, substitution, adulteration or dilution by MARGO.

              Notwithstanding the foregoing, MARGO agrees that any damages for loss of goodwill and/or good name, prospective profits


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on sales or anticipated sales, contingent, remote or consequential damages, shall not exceed the amount of five thousand dollars ($5,000).

                  d. MARGO shall indemnify MONSANTO against and hold MONSANTO harmless from all liabilities, damages, costs and expenses, including attorneys' fees which, to the extent such liabilities, damages, costs or expenses, have resulted from:

                           (1)      a relabeling by MARGO or written
representation or written statement made by MARGO which is inconsistent with or additional to what is stated on the applicable MONSANTO product label or in other written materials furnished by MONSANTO;

                           (2)      improper transportation of the Products by
MARGO or its agent or contractor; or

                           (3)      careless, negligent and/or faulty storage
and handling of the Products and/or storage and handling of the Products in storage areas utilized by MARGO in a manner contrary to written instructions provided by MONSANTO;

                           (4)      MARGO's negligence or its willful
misconduct.

                  This indemnity agreement will be in addition to any liability which either party may otherwise have under applicable law and shall survive the termination of this Agreement.

                  In the event a third party asserts any claim with respect to any matter to which the foregoing indemnities apply, the party against whom the claim is asserted (the "Indemnified Party" being it be MONSANTO, MARGO, and/or any of their employees, officers or directors) shall give prompt notice to the other party (the "Indemnifying Party"), and the Indemnifying Party shall have the

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right, at its election, to take over the defense or settlement of such claim at its own expense by giving prompt notice to the Indemnified Party, including the retaining of counsel reasonably acceptable to the Indemnified Party and the payment of counsel's fees and all other expenses related to such defense. The Indemnified Party may retain separate counsel in any such action and participate in the defense thereof at their expense unless the retention of such separate counsel was specifically authorized by the Indemnifying Party. Any objection to the appointment of a particular counsel by the Indemnifying Party shall be made by the Indemnified Party presenting such objection in writing detailing with particularity the reasons for such objections.

                  If the Indemnifying Party does not give notice to take over the defense or settlement of such third party claim and does not proceed diligently to defend the claim within 30 days after receipt of such notice of the claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such claim and shall reimburse the Indemnified Party for its costs and expenses (including, without limitation, costs of defense, settlement, payment of judgment and reasonable attorneys'
fees) resulting therefrom. The parties shall cooperate in defending any such third party's claim and the defending party shall have reasonable access to records, information and personnel in the possession or control of the other party which are pertinent to the defense.

         9.       TRADEMARK.

                  MARGO acknowledges that MONSANTO is the exclusive owner of the trademarks, trade names, packages and designs used in the sale of the Products as well as of the "Registro de Plaguisidos y depositivos" ("Industrial Property"). MARGO shall not use MONSANTO's Industrial Property as part of its corporate or other

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trading name and/or for any reason whatsoever except with the written consent of or by written agreement with MONSANTO.

         10.      TERMINATION.

                  This Agreement may be terminated by either party as stated at
Section 3 above. In addition, the parties expressly agree that either can terminate in writing forthwith this Agreement, if the other party's acts or omissions adversely affect the sale of the Products. Without limiting the generality of the foregoing, it shall be cause to terminate the Agreement if:

                  (1) MARGO fails to comply with the obligations contained in paragraphs 2, 5, 7, 8, 9, 13 and 17.

                  (2) MARGO ceases to function as a going business;

                  (3) MONSANTO ceases to function as a going business, ceases to market the Products, or decides in its sole discretion that it will not continue to sell the Products in the Territory;

                  (4) The suspension, liquidation, dissolution or bulk sale, or notice thereof, of either party's usual business without the prior written consent of the other, or in the event of the calling of a meeting of either party's creditors, an assignment by either party for the benefit of creditors, the insolvency of any kind of either party, or in the event of the filing of any attachment, distraint, levy, execution or judgment against either party, any filing of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act or amendments thereto, or any application for or appointment of a receiver for the property of either party, the filing of which remains unsatisfied and discharged at the end of thirty (30) days after the occurrence of such event;
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                  (5) either party commits, in the good faith opinion of the other, an act of fraud, deceit, dishonesty or any criminal conduct.

                  Upon termination, all catalogues, samples and price lists issued by MONSANTO and in the possession of MARGO are to be promptly returned to MONSANTO. All other records pertaining to prices, quotations, specifications and customers shall be treated as if they were confidential property of MONSANTO.

                  MARGO further acknowledges that no compensation whatsoever will be due to MARGO for the expiration, cancellation or termination of this Agreement.

                  Should it be determined that, notwithstanding the parties' intention to the contrary, this relationship is covered under either Act 75 or Act 21, and that MONSANTO terminated this Agreement, without just cause as defined in Paragraph 10(1) above, then MARGO shall be entitled to damages equivalent to one percent (1%) of the gross sales of the Products during the period of twelve (12) months prior to the effective date of the termination. No additional damages shall be payable to MARGO, including damages for present or prospective profits on sales or anticipated sales, or expenditures or commitments made in connection therewith or on goodwill, it being understood that the MONSANTO reputation and goodwill has been previously established and additional markets and customers obtained will be the result of a joint effort between the parties.

         11.      PURCHASE OF INVENTORY.

                  Upon the expiration or termination of this Agreement, MONSANTO shall have the option, exercisable by written notice to MARGO within fifteen
(15) days after the expiration of Agreement or

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notice of termination has been received, to purchase from MARGO all salable stocks of the Products listed in current MONSANTO's Products price lists which are in full case lots and which were originally purchased by MARGO from MONSANTO. If such option is exercised, such purchases by MONSANTO shall be at MARGO's cost (net of any discounts, incentives, etc.) and exclusive of any additional expenses incurred by MARGO (such as warehousing or handling costs) and MARGO shall pay any freight costs in shipping such Products to MONSANTO. MARGO shall establish its cost by producing copies of invoices or other records regularly maintained in the course of its business. Upon request by MONSANTO, during the 15-day option period, MARGO shall withdraw its entire stock of the Products from sale. If such option is not exercised by MONSANTO, then MARGO shall have the option, exercisable by written notice to MONSANTO within forty-five (45) days after this Agreement has expired or been terminated pursuant to the provisions of Section 10 above to sell to MONSANTO all salable stocks of Products listed in current MONSANTO's Products price lists which are in full case lots and which were originally purchased and paid for by MARGO from MONSANTO at MARGO's cost, established in the manner set forth above.

         12.      INTUITAE PERSONAE.

                  This Agreement is personal to Mr. Michael Spector and is executed in consideration of Mr. Spector's presence and control of MARGO. Any change in this managerial or ownership arrangement may give rise to termination of the Agreement by giving at least sixty (60) days notice by MONSANTO.

         13.      CONFIDENTIALITY.

                  a. MARGO agrees always to regard and preserve as confidential and not to disclose to any third party, either during the term of this Agreement or thereafter, any "Proprietary

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Information" (as defined hereinafter) of MONSANTO that it has obtained as well as the terms and conditions included in this Agreement. The term "Proprietary Information" shall include (a) any information concerning formulations or manufacturing processes for products and (b) any information concerning MONSANTO's business including, without limitation, business plans, projections, marketing and sales strategies and reports, costs, profits, pricing information, customer or prospect. Notwithstanding the foregoing, MARGO may disclose the terms and conditions of this Agreement as may be required by law. MARGO shall institute adequate procedures and safeguards with respect to its employees and agents maintain confidentiality of the Proprietary Information and this Agreement.

                  b. MARGO agrees that the obligations imposed by this section shall remain in full force and effect following the termination or the expiration of this Agreement. Within ten (10) days after this Agreement has expired by its terms or notice of termination has been received, MARGO shall return to MONSANTO all Proprietary Information in whatever form, whether originals, copies or extracts in its possession. MARGO shall never use for its own benefit or purposes any Proprietary Information except in furtherance of this Agreement or with the written consent of MONSANTO.

         14.      NON-WAIVER.

                  The failure to terminate this Agreement for the breach of any condition or covenant herein should not affect MONSANTO's right to terminate this Agreement for subsequent breaches of the same of other covenants. MONSANTO's failure to enforce, at any time, any of the provisions of this Agreement shall not be construed as a waiver or modification of such provisions.
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         15.      GOVERNING LAW.

                  This Agreement shall be governed by the laws of the State of Florida. No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         16.      ARBITRATION.

                  Any controversy or claim arising out of or relating to this Agreement (including, without limitation, the interpretation of contract language, the applicable law, the breach, termination or renewal thereof) shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. Sec. 1 et seq., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties further agree that the arbitrator is not authorized to award any punitive damages in connection with any controversy or claim settled by arbitration. The decision of the arbitrator shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitration shall take place in Miami. Unless costs are awarded in the arbitration proceeding, all expenses, costs, and legal fees individually incurred by the parties in connection with such arbitration shall be borne by the party incurring them. The filing fee required by the Commercial Arbitration Rules shall be shared equally by the parties hereto.

         17.      ASSIGNABILITY.

                  MARGO shall not assign its rights and responsibilities under this Agreement, or any portion thereof, without the prior written consent of MONSANTO. For purposes of this Agreement, the transfer by MARGO of all or substantially all of its assets will be deemed to be an assignment of this Agreement. Therefore, MARGO

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must obtain the MONSANTO's written approval prior to any such transfer.

         18.      SEVERABILITY.

                  If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and replaced by a valid and enforceable provision which, so far as possible, achieves the same economic and other benefits for the parties as the severed provision was intended to achieve, and the remaining provisions of this Agreement shall continue in full force and effect.

         19.      ENTIRE AGREEMENT.

                  This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written Agreement; no other Agreements, representations, or warranties not set forth herein except as incorporated by reference.

         20.      NOTICES.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by certified mail, Federal Express or facsimile. Unless otherwise changed by written notice to the other party, the addresses of the parties are:

                                    MONSANTO PUERTO RICO
                                    Attn: General Manager
                                    PO Box 192319
                                    San Juan, Puerto Rico 00919

                                    MARGO NURSERY FARMS INC.
                                    690 Street KM. 5.8
                                    Vega Alta, Puerto Rico 00762
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         IN WITNESS WHEREOF, the parties have executed this Agreement on this
28th day of September 1995.

/s/ Michael Spector                              /s/ Felipe Osorio
-------------------------------                  -------------------------------
MARGO NURSERY FARMS INC.                         MONSANTO PUERTO RICO, a
                                                 Division of Searle & Co.